SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between Harvest Restaurant Group, Inc., a Texas corporation, with headquarters located at 1250 N.E. Loop 410, Suite 335, San Antonio, TX 78209 ("Company"), and the undersigned (the "Buyer").

                                   WITNESSETH:

     WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D" as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the " 1933 Act"), and/or
Section 4(2) of the 1933 Act; and

     WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, 7% Series C Convertible Preferred Stock, $1.00 par value per share (the "Preferred Stock"), of the Company which will be convertible into shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), together referred to as the shares ("Shares"); upon the terms and subject to the conditions of such Preferred Stock (the Common Stock and the Preferred Stock sometimes referred to herein as the "Securities"), and subject to acceptance of this Agreement by the Company.

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

          a. Purchase. The undersigned hereby agrees to initially purchase from the Company, the Preferred Stock of the Company, in the principal amount set forth on the signature page of this Agreement, out of a total offering of $6,000,000 in Preferred Stock as more specifically set forth in section 4(h), and having the terms and conditions and being in the form attached hereto as Annex I. The Preferred Stock is being offered at a purchase price of ten thousand dollars ($10,000) per share in minimum subscription amounts of at least five (5) shares ($50,000). The offering amount for the first tranche is two hundred (200) shares of Preferred Stock and no less than two hundred (200) shares of Preferred Stock for the second and third tranches each, or a total of six hundred shares (600) of Preferred Stock and a total of six million dollars ($6,000,000). The offering amount may be increased upon the consent of 100% of the purchasers. The purchase price for the Preferred Stock for each purchaser shall be as set forth on the signature page hereto and shall be payable in United States Dollars.

          b. Form of Payment. The Buyer shall pay the purchase price for the Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Escrow
Agreement attached hereto as Annex II (the "Escrow Agreement") as set forth below. Promptly following payment by the Buyer to the Escrow Agent of the purchase price of the Preferred Stock, the Company shall deliver the Preferred Stock duly executed on behalf of the Company to the Escrow Agent. By signing this Agreement, Buyer and Company, and subject to acceptance by the Escrow Agent, agree to all of the terms and conditions of, and becomes a party to, the Escrow Agreement, all of the provisions of which are incorporated herein by this reference as if set forth in full.

          c. Method of Payment. Payment into escrow of the purchase price for the Preferred Stock shall be made by wire transfer of funds to:

             The Bank of New York
             ABA # 021000018
             GLA 111-565
             Re:  TAS#335400 Harvest Restaurant Group Escrow
             Attn:  Peggy McWhorter, 770-698-5186


Not later than 12:00 noon, Eastern time, on July 8, 1998 the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile: the Buyer(s) shall deposit with the Escrow Agent the aggregate purchase price for the Preferred Stock of an initial amount of $2,000,000 for the first, $2,000,000 of which shall be for the First Closing (as defined below), the Second Closing shall be within thirty (30) business days of the effective date of the merger of Harvest Restaurant Group, Inc. with TRC Acquisition Corporation. The exact timing of the payment for the Third Closing shall occur as described in Section 4.g. Time is of the essence with respect to such payments, and failure by the Buyer to make such payments shall allow the Company to cancel this Agreement.

     2.  BUYER  REPRESENTATIONS,   WARRANTIES,   ETC.;  ACCESS  TO  INFORMATION;
INDEPENDENT INVESTIGATION.

          a. The Buyer represents and warrants to, and covenants and agrees with, the Company as follows: Without limiting Buyers right to sell the Preferred Stock or any Common Stock pursuant to the Registration Statement the buyer is purchasing the Preferred Stock and will acquiring shares of Common Stock issuable upon conversion of the Preferred Stock for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

          b. The Buyer is (i) an "accredited investor" as that is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), and (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities;

          c. All subsequent offers and sales of the Preferred Stock and the shares of Common Stock issuable upon conversion of, or issued as dividends on, the Preferred Stock (the "Shares") by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration;

          d. The Buyer understands that the Preferred Stock are being offered and sold, and the shares are being offered, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyers compliance with, the representations, warranties, agreements, acknowledgements and understanding of the Buyer to acquire the Preferred Stock and receive an offer of the Shares;

          e. The Buyer and its advisors, if any, have been furnished with, or obtained through independent investigation, all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including Risk Factors, Capitalization Schedule and Use of Proceeds included with Annex V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries, Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the fiscal year ended December 28, 1997, (2) Quarterly Report on Form 10-Q for the fiscal quarter ended April 19, 1998, and (3) Forms 8-K available via the EDGAR on line data base (the "Company's SEC Documents").

          f. The Buyer understands that its investment in the Securities involves a high degree of risk;

          g. The Buyer understands that no United States federal or state agency or any other government governmental agency has passed on or made any recommendation or endorsement of the Securities;

          h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          i. Neither the Buyer, nor any affiliate of the Buyer, has any present intention of entering into, any put option, short position, or other similar position with respect to the Preferred Stock or the Shares.

          j. Notwithstanding the provisions hereof or of the Preferred Stock, in no event (except with respect to an Event of Mandatory Conversion upon the maturity of the Preferred Stock) shall the holder be entitled to convert any Preferred Stock to the extent after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Buyer and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and
(2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this provision is being made, would result in beneficial ownership by the Buyer and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such provision.

     3. COMPANY REPRESENTATIONS, ETC.

     The Company represents and warrants to the Buyer that:

          a. Concerning the Shares. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Series A Preferred or Common Stock.

          b. Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and remains eligible for trading on the Nasdaq Small Cap Market. The Company has received written notice with respect to the continued eligibility of the its securities for such listing and has scheduled an oral hearing with Nasdaq on July 9, 1998 to present its plan for compliance with listing qualification rules.

          c. Authorized Shares. The Company has sufficient, authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock. The Shares have been duly authorized and, when issued upon conversion of, or as dividends on, the Preferred Stock, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

          d. Securities Purchase Agreement; Registration Rights Agreement and Stock. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as Annex IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and the Preferred Stock will be duly and validly authorized and, when executed and delivered on behalf of the Company in accordance with this Agreement, will be a valid and binding obligation of the Company in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

          e. Non-contravention. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth,
(iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) to its knowledge, order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

          f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the Stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

          g. SEC Filings. None of the SEC Filings with the Securities and Exchange Commission since and including the filing of the 10-K ending December
28, 1997 contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since December 28, 1997 timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission.

          h. Absence of Certain Changes. Since January 1, 1998, all material adverse change and material adverse developments in the business, properties, operations, financial condition, or results of operations of the Company have been disclosed in the public filings made by the Company, and no further material adverse developments exist, except as disclosed in Annex V or in the documents referred to in Section 2(e) hereof.

          i. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally) or as disclosed in the documents referred to in Section 2(e), that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

          j. Absence of Litigation. Except as set forth in Annex V hereto, and in the documents referred to in Section 2(e), which the Buyer has reviewed, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business or financial condition of the Company or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

          k. Absence of Events of Default. Except as set forth in Annex V hereto and Section 3(e), no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

          l. Prior Issues. Any convertible securities issued by the Company during the past 12 months has been fully disclosed as set forth in Annex V.

     4. CERTAIN COVENANTS AND ACKNOWLEDGEMENTS.

          a. Transfer Restrictions. The Buyer acknowledges that (1) the Preferred Stock have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

          b. Restrictive Legend. The Buyer acknowledges and agrees that the Preferred Stock, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective registration statement ("Registration Statement"), the Shares issued to the Holder upon conversion of the Preferred Stock shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the Preferred Stock and such Shares):

               THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

          c. Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement, in substantially the form attached hereto as Annex IV, on or before the Closing Date.

          d. Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

          e. Reporting Status. So long as the Buyer beneficially owns any of the Preferred Stock, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

          f. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees and finders fees in connection with the sale of the Preferred Stock) as set forth in Annex V.

          g. Company's Option. At the option of the Company, in addition to Buyer's initial $2,000,000 First Closing, the Buyer agrees to purchase up to an additional $2,000,000 principal amount of Preferred Stock (the "Additional Preferred Stock") in two additional closings (the "Additional Closing Dates") of $2,000,000. The Second Closing shall occur within thirty (30) business days from the effective date of the merger between the Company and TRC Acquisition Corporation, and the Third Closing shall occur within thirty (30) days from the effective date of the Registration Statement to be filed prior to the Registration Rights Agreement ("Registration Statement") upon the same terms and conditions as those applicable to the Preferred Stock issued pursuant to this Agreement (collectively, the "Additional Closing Dates"). Buyers obligation to purchase the Additional Preferred Stock on the Additional Closing Dates shall be contingent upon the satisfaction of the following conditions: On the Additional Closing Dates (i) the Company has placed into escrow a sufficient number of shares of registered Common Stock to the satisfaction of the Buyer, (the "Effective Date"), and (ii) the representations and warranties of the Company contained herein are true and correct in all material respects to the satisfaction of the Buyer. Each share of such Preferred Stock shall mature on the last day of the 36th month following its issuance.

          h. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Preferred and Common Stock sufficient to yield the number of shares of Preferred or Common Stock issuable at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Preferred Stock. Company agrees when it files the registration statement in accordance with the terms of the Registration Rights Agreement it will register 2.5 times the number of shares of Common Stock that Buyer's Preferred Stock would have converted into on the date of filing such Registration Statement.

          i. Capital Raising Restrictions. The Company agrees that for a period ending no less than sixty (60) days after any Closing Date or Additional Closing Date it will not issue any securities at a discount (other than in a public debt offering with an original issue discount) that can be convertible into Company's Common Stock without the express written consent of 75% of the then existing holders of the Preferred Stock.

          j. [LEFT INTENTIONALLY BLANK]

          k. Company Understands Dilutive Impact of Issuing Additional Shares of Preferred or Common Stock. Company represents it is aware that the issuance of additional shares of Series A or B Preferred or Company's Common Stock will have a dilutive effect on the current security holders of each such class of stock. Company understands there is a possibility that the stock price of the Company's Series A or B Preferred Stock or its Common Stock could drop upon the issuance (or expected issuance) of additional shares of such security and that the larger amount of money it raises increases the likelihood that a higher number of new shares will be sold into the market and negatively impact the stock price of each such class of stock.

          l. Rule 144 Stock Issued and Outstanding. Company represents that the number of shares of Rule 144 stock that have been issued are listed in accompanying Exhibit V, and that to the best of the Company's knowledge all or substantially all of such shares have been converted into the market as of June 30, 1998.

          m. Company Has Not Paid Brokers to Promote Company's Stock. Company represents that to the best of its knowledge the Company has never paid off any brokers or been a party to pay offs to sell or promote its shares of Common Stock or Series A Preferred.

          n. Timely Filing of Registration Statement. Company understands that a delay in the filing of the S-3 registration statement (or other suitable form agreed to by Buyer) pursuant to the accompany Registration Rights Agreement could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay Buyer or holder for the late filing of the registration statement, Company agrees to pay Buyer or holder for such late filing an amount, payable in cash, equal to 2% of the gross purchase price paid by Buyer for the Series C Preferred Stock if not filed within thirty (30) days from the Closing. Such amounts shall be in addition to the amounts payable if Company fails to have the registration statement declared effective within 90 days, as detailed in the Registration Rights Agreement of even date.

     5. TRANSFER AGENT INSTRUCTIONS.

          a. Promptly following the delivery by the Buyer of the aggregate purchase price for the Preferred Stock in accordance with Section I (c) hereof, the Company will irrevocably instruct its transfer agent to issue d or Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer (or holder) provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer (or holder) of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Shares, Promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer (or holder).

          b. The Company will permit the Buyer or holder to exercise its right to convert the Preferred Stock by taxing an executed and completed Notice of Conversion to the Company and delivering within three business days thereafter, a copy or the original Notice of Conversion and the original Preferred Stock certificate representing a sufficient number of shares to the Company or transfer agent by express courier, (with a copy to the other party). Each date on which a Notice of Conversion is faxed to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will transmit the certificates representing the Shares issuable upon conversion of any Preferred Stock (together with the Preferred Stock representing the Shares not so converted) to the Buyer via overnight express courier, by electronic transfer or otherwise, within three business days after receipt by the Company of a Notice of Conversion and the original Preferred Stock certificates (the "Delivery Date").

          c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay Buyer or holder for late issuance and delivery of the Shares upon conversion in accordance with the following schedule, where "No. Business Days Late" is defined as the number of business days beyond three (3) business days from the Delivery Date.


                              Late Payment For Each $10,000
No.  Business days Late      Preferred Share Being Converted
-----------------------      -------------------------------
        1                           0
        2                           0
        3                           $50
        4                           $100
        5                           $150
        6                           $200
        7                           $250
        8                           $300
        9                           $400
        10                          $500
greater than 10                     $500 plus $50 for each Business Day Late
                                         beyond 10 days

          The Company shall pay by check any late payments to Buyer or holder incurred under this section and deliver such payments by overnight courier on the 15th and last day of each month. The amount of such payment shall include amounts owed under this section through the 14th and next to last day of each month. Alternatively, Buyer or holder may elect to receive payment in Shares at the conversion rate detailed in the Statement of Resolution for the Preferred Stock.

          Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five business days after the Delivery Date, the Buyer will be entitled at its option to revoke the relevant Notice of Conversion by delivering notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

     6. DELIVERY INSTRUCTIONS.

     The Preferred Stock shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof, or a delivery against payment basis on the Closing Date and on each Additional Closing Date.

     7. CLOSING DATES.

     The date and time of the issuance and sale to Buyer(s) of its initial First Closing of $2,000,000 of Preferred Stock (the "Closing" or "Issuance") shall occur upon the fulfillment or waiver of all closing conditions pursuant to Sections 8 and 9, and the closing of the Second Closing of Preferred Stock and Third Closing of Preferred Stock (the "Additional Closing Dates") shall occur in a manner consistent with Section 4.g. The closing shall occur on such date and at such locations as the parties shall mutually agree. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the funds representing the Purchase Price for the Preferred Stock, and the Preferred Stock only upon satisfaction of the conditions set forth in Section 8 hereof for each Closing.

     8. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     The Buyer understands that the Company's obligation to sell the Preferred Stock on the Closing Date and Additional Closing Date to the Buyer pursuant to this Agreement is conditioned upon:

          a. The receipt and acceptance by the Company of such an agreement as evidenced by execution of this Agreement by the Company for Two Million Dollars ($2,000,000) for its initial First Closing Date, and Two Million Dollars ($2,000,000.00) in Preferred Stock for each of the two the Additional Closing Dates (or such lesser amount as the Company, in its sole discretion, shall determine);

          b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the purchase price for the Preferred Stock in accordance with Section I (c) hereof for each separate Closing;

          c. The accuracy on the Closing Date and Additional Closing Date(s) of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date and the performance by the Buyer on or before the Closing Date and Additional Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date and Additional Closing Date;

          d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

     9. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

     The Company understands that the Buyer's obligation to purchase the Preferred Stock on the Closing Date and Additional Closing Date is conditioned upon:

          a. Acceptance by Buyer of this Agreement for the sale of Preferred Stock, as indicated by the execution of this Agreement;

          b. Delivery by the Company to the Escrow Agent of the Preferred Stock in accordance with this Agreement;

          c. The accuracy in all material respects on the Closing Date and Additional Closing Dates of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and Additional Closing Dates and the performance by the Company on or before the Closing Date and Additional Closing Dates of all covenants and agreements of the Company required to be performed on or before the Closing Date and Additional Closing Dates;

          d. On the initial First Closing Date and each of the Additional Closing Dates, the Company's securities shall have been approved for continued listing on The Nasdaq SmallCap Market;

          e. On the first Additional Closing Date, the Company has effected the merger with TRC Acquisition Corp.; and

          f. On the second Additional Closing Date, the Registration Statement has been declared effective by the U.S. Securities and Exchange Commission.

     10. GOVERNING LAW: MISCELLANEOUS.

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based upon forum non conveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     11. NOTICES.

     Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given (i) on the date delivered, (a) by personal delivery, or (b) if advance copy is given by fax, (ii) seven business days after deposit in the United States Postal Service by regular or certified mail, or (iii) three business days mailing by international express courier, with postage and fees paid, addressed to each of the other parties thereunto entitled as the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:  Harvest Restaurant Group, Inc.           with a copy to:
          1250 N. E. Loop 410, Suite 335           Gary Agron, Esq.
          San Antonio, TX  78209                   5445 DTC Parkway, Suite 520
          Attention: President                     Englewood, CO  80111
          Telecopier No. (210) 824-3398            Telecopier No. (303) 770-7257

PURCHASER:  At the address set forth on the signature page of this Agreement.

ESCROW AGENT:  The Bank of New York
               BNY Business Center, Inc.
               Suite 520
               100 Ashford Center North
               Atlanta, Georgia  30338
               Attn:  Peggy McWhorter
               Telecopier No. (770) 698-5195

     12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     Company's representations and warranties shall survive the execution and delivery hereof of this Agreement and the delivery of the Preferred Stock. Buyer's representations, in the extent not affected by time, shall also survive the execution and delivery of this Agreement and Buyer's receipt of the Preferred Stock.

     13. EXPENSES.

     Each of the Company and the Buyer shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution, and delivery of this Agreement and the Registration Rights Agreement. The costs and expenses of J.P. Carey Securities, Inc. and its counsel shall be paid for by the Company at each of the First, Second, and Third Closing.

     IN WITNESS WHEREOF, this Securities Purchase Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.

AGGREGATE PURCHASE PRICE OF BUYER'S PREFERRED STOCK: TRANCHE 1        $2,000,000
                                                     TRANCHE 2        $2,000,000
                                                     TRANCHE 3        $2,000,000

                            SIGNATURES FOR ENTITITES

     IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this _________ day of __________________, 1998.

                                          BUYER



                                          By: __________________________________
                                                (Signature of Authorized Person)
                                          Name:
                                          Title:


This Agreement has been accepted as of __________________, 1998.


                                          HARVEST RESTAURANT GROUP, INC.



                                          By: __________________________________
                                              William Gallagher, Chairman of the
                                              Board and CEO

                              NOTICE OF CONVERSION
                       --Harvest Restaurant Group, Inc.--

                    (To be Executed by the Registered Holder
                in order to Convert its Series C Preferred Stock)

The undersigned hereby irrevocably elects to convert its Series C Preferred Stock (the "Preferred Stock") of Harvest Restaurant Group, Inc. (the "Company") into shares of Company's Common Stock ("Common Stock") according to the conditions of the Statement of Resolution and consistent with the provisions of the Securities Purchase Agreement, as of the date written below in connection with the resale of the underlying Common Stock. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made in compliance with Regulation D, pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act") or pursuant to an exemption from registration under the Act, subject to any restrictions on sale or transfer set forth in the Securities Purchase Agreement between the Company and the original holder of the Preferred Stock submitted herewith for conversion.

The undersigned hereby confirms that its representations and warranties contained within the Subscription Agreement between the undersigned and the Company (to the extent not affected by the passing of time) are true and correct as of the date of this Notice (including but not limited to the fact that the undersigned is not an underwriter, dealer or other person who participates pursuant to a contractual arrangement in the distribution of the Securities offered or sold in reliance on Regulation D).

                                        Date of Conversion:


                                        Number    of    Series    C
                                        Preferred   Shares   to  be
                                        converted:

                                        Stock Certificate Nos. of Series
                                        C Preferred Shares to be Converted:
                                        Applicable Conversion Price:
                                        Number of Shares of Common
                                        Signature: _____________________________
                                        Name: __________________________________

                                        N.Y. Address:

                                        ----------------------------------------

                                        ----------------------------------------


No shares of Common Stock will be issued until the original Preferred Stock Certificate(s) to be converted and the Notice of Conversion are received by the Company or its Transfer Agent. The Holder shall (i) fax, on or prior to 11:59 p.m., New York City time, on the date of conversion, a copy of this completed and fully executed Notice of Conversion to the Company at the-office of the

Company or its designated Transfer Agent for the Preferred Stock that the Holder elects to convert and (ii) surrender, to a common courier for delivery to the office of the Company or the Transfer Agent, the original Preferred Stock Certificate(s) representing the Preferred Stock being converted. The Company or its Transfer Agent shall issue shares of Common Stock and surrender them to a common courier for delivery to the Preferred Stock Holder no later than three
(3) business days following receipt of a facsimile of this Notice of Conversion and receipt by the Company or its Transfer-Agent of the Preferred Stock
Certificates) to be converted, pursuant to the terms of the Statement of Resolution and the Securities Purchase Agreement, and shall make payments for the number of business days such issuance and delivery is late, pursuant to the terms of the Securities Purchase Agreement.

ACKNOWLEDGED AND AGREED

HARVEST RESTAURANT GROUP, INC.


By: __________________________________
Name: __________________________________
Title: __________________________________
Date: __________________________________

                         Harvest Restaurant Group, Inc.
                         ------------------------------



ANNEX I           FORM OF STATEMENT OF RESOLUTION

ANNEX 11          ESCROW AGREEMENT

ANNEX III         OMITTED

ANNEX IV          REGISTRATION RIGHTS AGREEMENT

ANNEX V           COMPANY DISCLOSURE MATERIALS